UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report: April 23, 2008
Date of earliest event reported: April 21, 2008
MARTHA STEWART LIVING OMNIMEDIA, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-15395	52-2187059

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 WEST 42ND STREET NEW YORK, NY		10036

(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (212) 827-8000
NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On April 21, 2008, Martha Stewart Living Omnimedia, Inc. (the “Company”) entered into a letter agreement with Martha Stewart (the “Letter Agreement”). While the parties are negotiating a potential intangible asset license agreement (the “Intangible Asset License Agreement”) to replace the Location Rental Agreement dated as of September 17, 2004 between the parties (the “Rental Agreement”), the term of which shall expire September 17, 2008, the Company, pursuant to the Letter Agreement, has agreed to pay Ms. Stewart $100,000 (the “Payment”), which Payment will be credited against any amount that may be due from the Company to Ms. Stewart under the Intangible Asset License Agreement during 2008. Ms. Stewart will owe the Payment back to the Company if the parties fail to execute the Intangible Asset License Agreement in a timely manner as provided in the Letter Agreement. Until such time as the parties enter into the Intangible Asset License Agreement, the Company will be permitted to continue to exercise its rights under the existing terms of the Rental Agreement.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARTHA STEWART LIVING OMNIMEDIA, INC.
(Registrant)

Date: April 23, 2008	By:	/s/ Gregory E. Barton Gregory E. Barton
General Counsel